Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”), dated as of January 11, 2022 (the “Effective Date”), is entered into by and among Eledon Pharmaceuticals, a Delaware corporation (the “Company”), and the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) listed on Schedule I attached hereto (each a “Stockholder” and collectively, the “Stockholders” and, together with the Company, the “Parties”).

BACKGROUND:

A.The Stockholders and the Company wish to exchange an aggregate of 550,000 shares of Common Stock held by the Stockholders (the “Exchange Shares”) for an aggregate of 9,899.99 newly issued shares (the “Preferred Shares”) of the Company’s Series X1 Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

B.

The Parties intend the foregoing exchange of the Exchange Shares for the Preferred Shares (the “Exchange”) to be exempt from registration under the Securities Act of 1933 (the “Act”) pursuant to Section 3(a)(9) of Act.

AGREEMENT:

In consideration of the foregoing, the Parties hereby agree as follows:

(1)	Exchange; Closing.
(a)

The closing of the Exchange shall be consummated as of 10:00 a.m. on the third business day following the Effective Date, or at such other date and time as the parties may agree (the “Closing Date”). On the Closing Date, and subject to the satisfaction or waiver of the conditions set forth herein, the Stockholders shall exchange the Exchange Shares for the Preferred Shares in the respective amounts listed on Schedule I attached hereto.

(b)

On the Closing Date: (i) the Company and the Stockholders shall jointly and irrevocably instruct the Company’s Registrar and Transfer Agent for the Common Stock to cancel the direct registration book-entry statements from the Transfer Agent evidencing the Exchange Shares, and (ii) the Company shall issue the Preferred Shares in book entry, in the amounts and registered in the names set forth on Schedule I.

(c)

As of the Closing Date, each share of Preferred Stock is convertible (subject to beneficial ownership conversion limitations) into 55.5556 shares of Common Stock, which gives effect to the Company’s 1:18 reverse split of the Common Stock implemented on October 5, 2020 and the corresponding change in the Conversion Ratio pursuant to Section 7(a) of the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series X1 Convertible Preferred Stock.

(2)	Representations and Warranties of the Company. The Company represents and warrants to each Stockholder as follows:
(a)

Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the

Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of the Stockholders contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Act.

(b)

It has the requisite corporate power and authority and power to enter into this Agreement and to consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

(c)	It has a sufficient number of authorized and unissued shares of Preferred Stock to consummate the Exchange.
(d)

It has reserved a sufficient number of shares of Common Stock as may be necessary to fully permit the conversion of the Preferred Stock and the issuance of the underlying Common Stock, without regard to any beneficial ownership limits set forth in the Certificate of Designations.

(e)

To the fullest extent applicable, the Exchange, as well as the subsequent conversion of the Preferred Shares into Common Stock (including the surrender and forfeiture of the Preferred Shares and the issuance of the underlying Common Stock) shall be treated as an exempt transaction under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(3)	Representations and Warranties of Stockholders. Each Stockholder, as to itself only, represents and warrants to the Company as follows:
(a)	It has the requisite power and authority to enter into this Agreement and consummate the Exchange.
(b)

It is the record and beneficial owner of, and has valid and marketable title to, the Exchange Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Exchange Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance.

(c)

Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the Exchange.

(4)	Miscellaneous.
(a)

This Agreement, and any action or proceeding arising out of or relating to this Agreement, shall be exclusively governed by the internal laws of the State of California. Any dispute arising under or relating to this Agreement shall be resolved by binding arbitration, to be conducted in San Francisco, California in accordance with the commercial arbitration rules of the American Arbitration Association. The prevailing party in such dispute shall be entitled to be awarded fees and expenses, including reasonable attorneys’ fees.

(b)	This Agreement represents the entire agreement and understanding among the parties regarding the terms and conditions of the Exchange and supersedes all prior agreements,

arrangements and understandings with respect to the subject matter hereof. This Agreement may only be amended in a written instrument executed by the Parties.
(c)

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

(d)

Upon completion of the Exchange, the Company shall reimburse the Stockholders for their reasonable out-of-pocket expenses incurred in connection with effecting the Exchange, including the reasonable fees and disbursements of counsel, not to exceed $25,000 in total.

(e)

Each of the Stockholders and the Company acknowledge that Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) currently represents the Company and one or more Stockholders or their affiliates in unrelated matters. In the course of such representation, Gibson Dunn may have come into possession of confidential information relating to each party. Each Stockholder and the Company acknowledges that Gibson Dunn is representing only the Company in this transaction and may not share the Company’s confidential information; similarly, Gibson Dunn may not share any Stockholder’s confidential information with the Company. By executing this Agreement, each Stockholder and the Company hereby waive any actual or potential conflict of interest which has or may arise as a result of Gibson Dunn’s representation of such persons and entities, and represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

[SIGNATURE PAGE FOLLOWS]

In witness whereof, the Parties have executed this Agreement as of the Effective Date.

Eledon Pharmaceuticals, Inc.

By: /s/ Paul Little
Name: Paul Little

Title: Chief Financial Officer

Biotechnology Value Fund, L.P.

By: /s/ Mark Lampert

Name: Mark Lampert

Title: Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.

Biotechnology Value Fund II, L.P.

By: /s/ Mark Lampert

Name: Mark Lampert

Title: Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

itself GP of Biotechnology Value Fund II, LP

Biotechnology Value Trading Fund OS, L.P.

By: /s/ Mark Lampert

Name: Mark Lampert

Title: President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS, L.P.

MSI BVF SPV, L.L.C.

By: /s/ Mark Lampert

Name: Mark Lampert

Title: President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, L.L.C.

Schedule I

Stockholder Name	Address	Common Shares surrendered	Series X1 Preferred Shares issued
Biotechnology Value Fund, L.P.	44 Montgomery Street, 40th Floor San Francisco CA, 94104	317,491	5,714.83
Biotechnology Value Fund II, L.P.	44 Montgomery Street, 40th Floor San Francisco CA, 94104	169,831	3,056.96
Biotechnology Value Trading Fund OS, L.P.	44 Montgomery Street, 40th Floor San Francisco CA, 94104	48,745	877.41
MSI BVF SPV LLC	44 Montgomery Street, 40th Floor San Francisco CA, 94104	13,933	250.79

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